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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 3, 2006

Little Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 624-5831

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02(b)

Resignation of Principal Financial Officer

On Friday afternoon, February 3, 2006, Little Squaw Gold Mining Company (the "Company") was notified by Becky L. Corigliano that she was resigning as Chief Financial Officer, Secretary, and Treasurer of the Company effective February 17, 2006.  Ms. Corigliano does not hold any other position with the Company.  The Independent Contractor Agreement, dated November 1, 2003 between the Company and Ms. Corigliano will be terminated also as of February 17, 2006.  Ms. Corigliano, however, has agreed to continue to provide such services after that date as the Company may request on an hourly basis.  The Company anticipates that those services will include the completion of the audited financial statement for the Company for the fiscal year ended December 31, 2005 and the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: February 8, 2006	By: /s/ Richard R. Walters
Richard R. Walters, President